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To the Board of Directors and Stockholders
Key Energy Services, Inc.

We consent to incorporation by reference in the registration statements No. 333-46733 and No. 333-34814 on Forms S-8, registration statement No. 333-67667 on Form S-4 and registration statements No. 333-01777, No. 333-24497, No. 333-24499, No. 333-43115, No. 333-43779, No. 333-44677, No. 333-67665 and No.
333-79851 on Forms S-3 of Key Energy Services, Inc. and subsidiaries of our report dated August 16, 2002 relating to the consolidated balance sheets of Key Energy Services, Inc. and subsidiaries as of June 30, 2002 and 2001, and the related consolidated statements of operations, comprehensive income, cash flows, and stockholders' equity for each of the years in the three-year period ended June 30, 2002, and the related schedule, which report appears in the June 30, 2002 annual report of Form 10-K of Key Energy Services, Inc. Our report refers to changes in accounting for goodwill and other intangible assets and for derivative instruments and hedging activities.



                                    KPMG LLP
Midland, Texas
September 30, 2002















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